VARIABLE ANNUITY STRENGTHENING DOLLAR 2X STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Face

Market

Notional

Unrealized

Amount

Value

Principal

Loss

FEDERAL AGENCY DISCOUNT NOTES

Currency Index Swap Agreement

17.7%

May 2008 U.S. Dollar Index

Federal Farm Credit Bank*

Swap, Terminating 05/30/08**

1.05% due 04/01/08

$

300,000 $

300,000

(Notional Market Value

Federal Home Loan Bank*

$2,968,543)

41,196

$

_________

(35,335)

1.55% due 04/02/08

300,000

299,987

*

The issuer is a publicly traded company that operates under

Farmer Mac*

a Congressional charter; its securities are neither issued nor

2.00% due 04/25/08

300,000

________

299,600

guaranteed by the U.S. Government.

**

Price Return based on U.S. Dollar Index +/- financing at a

Total Federal Agency Discount Notes

variable rate.

(Cost $899,587)

________

899,587

REPURCHASE AGREEMENTS

16.2%

Collateralized by U.S. Treasury

Obligations

UBS, Inc. issued 03/31/08 at

1.29% due 04/01/08

219,805

219,805

Morgan Stanley issued

03/31/08 at 1.35% due

04/01/08

200,975

200,975

Mizuho Financial Group, Inc.

issued 03/31/08 at 1.30% due

04/01/08

200,975

200,975

Lehman Brothers Holdings,

Inc. issued 03/31/08 at 1.15%

due 04/01/08

199,569

________

199,569

Total Repurchase Agreements

(Cost $821,324)

_________

821,324

Total Investments 33.9%

(Cost $1,720,911)

$

_________

1,720,911

Other Assets in Excess of

Liabilities – 66.1%

$

_________

3,348,254

Net Assets – 100.0%

$

5,069,165

Unrealized

Contracts

Loss

Futures Contracts Purchased

June 2008 U.S. Dollar Index

Futures Contracts

(Aggregate Market Value of

Contracts $7,360,830)

102

$

________

(6,980)